UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549



FORM 10-Q


Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


For the Quarter Ended March 31, 1999       Commission File No. 1-5591


                    PENNZENERGY COMPANY
(Exact name of registrant as specified in its charter)


             Delaware                          74-1597290
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)           Identification No.)


Pennzoil Place, P.O. Box 4616
Houston, Texas 77210-4616
(Address of principal executive offices)




EXHIBIT


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                        PENNZOIL COMPANY AND SUBSIDIARIES
                                 INDEX TO EXHIBITS


Exhibit No.
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         12    Computation of Ratio of Earnings to Combined Fixed Charges
               and Preferred Stock Dividends for the three months ended March 31, 1999 and 1998.

         27    Financial Data Schedule


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